Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is made and entered into as of September 8, 2009 (the "Effective Date"), by and among Investment Concepts, Inc., a California corporation (the "Co-General Partner"), National Tax Credit, Inc. II, a California corporation ("NTC, Inc. II"), and National Tax Credit Investors II, a California limited partnership ("NTCI II" and together with NTC, Inc. II, individually and collectively, "Assignor"); and GAC Realty Advisors, LP, a Nevada limited partnership ("Assignee" and together with the Co-General Partner and Assignor, each, a "Party" and any two or more, as the context requires, collectively, the "Parties"), with reference to the following:

A.                    Palm Springs View Apartments, Ltd., a California Limited Partnership (the "Partnership"), was formed as a limited partnership under the California Revised Limited Partnership Act pursuant to the laws of the State of California and the Original Certificate, which was filed with the Filing Office on June 10, 1988, and is being operated pursuant to the Partnership's Amended and Restated Agreement of Limited Partnership, dated as of May 18, 1990, as amended May 18, 1990, February 26, 1993, December 1, 1993, January 16, 1996, January 1, 2006, and December 22, 2006 (collectively, the "Amended Partnership Agreement").

B.                    Assignee desires to acquire all of the interests of Assignor in the Partnership and Assignor is willing to sell such interests to Assignee and withdraw from, the Partnership, all pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                     Defined Terms. Capitalized terms used herein have the same meanings as set forth in the Amended Partnership Agreement, unless specifically defined herein.

2.                     Assignment and Assumption.

(a)                  Effective as of the "Closing" (as hereinafter defined), Assignor shall assign to Assignee 100% of Assignor's interests in the Partnership, including, without limitation, all Profits, Losses, Cash Flow, Sale or Refinancing Transaction Proceeds, and all rights of Assignor to any other fees and distributions (collectively, the "Interests").

(b)                  In consideration for Assignor's assignments of the Interests and the other covenants of Assignor herein contained

(i)                  Assignee, at the Closing, shall pay to Assignor an amount (the "Payment") equal to $200,000. The Payment shall be treated as a direct acquisition of the Interests. Assignor covenants and agrees that such sum shall be received in full satisfaction of all obligations and liabilities due Assignor in connection with or in any manner arising out of the Partnership, the Apartment Complex or any other assets owned by the Partnership. The payment shall be made by federal funds wired pursuant to instructions from Assignor.

(ii)                Assignee agrees to and shall perform all of the obligations of Assignor under the Amended Partnership Agreement.

                3.       Closing.

(a)                  The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the date that all necessary lender and governmental consents, including, but not limited to, HUD consent, to the transactions contemplated by this Agreement have been obtained, but in no event later than January 31, 2010 (the "Closing Date"). The Co-General Partner shall, at its cost and expense, obtain all such consents and approvals (other than corporate or partnership consents for Assignor). Without limiting the generality of the foregoing, Assignee shall provide all information required by HUD in order to register Assignee as a participant under HUD's Active Partner Performance System or any similar electronic filing system presently maintained by HUD (the "APPS"). Assignee agrees to make all filings required to be made electronically to HUD through the APPS, including, without limitation, any advanced notification required in connection with an event that will trigger 2530 approval.

(b)                  At the Closing and upon receipt of the Payment, Assignor will execute and deliver a counterpart of the attached Amendment to the Partnership Agreement in the form attached hereto as Exhibit A (the "Amendment"), the Co-General Partner and Assignee will simultaneously execute and deliver, and the Co-General Partner shall cause the other Partners to execute and deliver, countersigned counterparts of the Amendment to Assignor.

(c)                  If the Closing shall not occur by the Closing Date as provided above, then in the absence of a written agreement signed by all of the Parties, any Party shall have the right to terminate this Agreement upon notice to the other Parties, in which event this Agreement shall be of no further force and effect.

 4. Transfer Taxes. Assignee shall pay or cause to be paid, at no cost or expense to Assignor, any and all transfer taxes and similar amounts due and payable in connection with the transfer of the Interests as contemplated by this Agreement.

                5.       Representations and Warranties.

(a) As a material inducement to the Co-General Partner's and Assignee's entering into this Agreement, each Assignor represents and warrants that the following are true and correct on the date hereof and will be true and correct on the Closing -Date:

(i)                    The execution and delivery of this Agreement and the Amendment by Assignor and the performance of the transactions contemplated herein have been duly authorized by all requisite partnership and corporate proceedings.

(ii)                   Assuming the due and proper execution and delivery by the Co-General Partner and Assignee, this Agreement and the Amendment are binding upon and enforceable against each Assignor in accordance with their respective terms.

(iii)                 Neither Assignor is a party to any pending or, to the actual knowledge of Assignor, threatened litigation which in any way relates to the Interests, and which, if adversely determined, would or could render any representation or warranty contained in this Section 5(a) untrue in any material respect, or adversely affect the right or ability of Assignor to enter into this Agreement or the Amendment or to consummate the transactions contemplated hereby.

(iv)                  To the their actual knowledge, neither the execution and delivery of this Agreement by Assignor nor the consummation of the transactions hereby contemplated to be performed by Assignor will (A) constitute any violation or breach of or conflict with any document governing either Assignor, any order, writ, injunction, decree, statute, rule or regulation, governmental license or permit, to which either Assignor or any of their assets is subject or by which either of them is bound, (B) result in the creation of any lien upon the Interests or (C) result in a violation of, conflict with, constitute a default under, or result in the termination, acceleration, amendment or modification of, any contract or instrument to which either Assignor is bound.

(v)                  None of the Interests is subject to any lien, pledge, encumbrance or legal or administrative proceeding of any nature whatsoever and Assignee shall acquire the same free of any rights or claims thereto by any other party.

(vi)                 Each has been provided a full opportunity to conduct, and has conducted its own investigation of the Partnership and of the Interests and it is not relying on any representation, promise, or warranty of Assignor or the Co-General Partner which is not specifically set forth in this Agreement. More specifically, each Assignor acknowledges that it has had a full opportunity to review all books and records of the Partnership and has examined, reviewed and inspected all records and matters which, in each Assignor's judgment bear upon the Interests and their value; and is selling and assigning the Interests based solely on such Assignor's own determination of their value and without respect to any opinions, representations, information, or projections furnished or made available by the Co-General Partner or the Partnership.

(b) As a material inducement to Assignor entering into this Agreement, the Co-General Partner and Assignee represents and warrants to Assignor that the following are true and correct on the Effective Date and will be true and correct as of the Closing Date:

(i)                  The execution and delivery of this Agreement and the Amendment by the Co-General Partner and Assignee and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(ii)                Assuming the due and proper execution and delivery by Assignor, this Agreement and the Amendment are binding upon and enforceable against the Co-General Partner and Assignee in accordance with their respective terms.

(iii)               Neither the Co-General Partner nor Assignee is a party to any pending or, to their actual knowledge, threatened litigation which in any way could render any representation or warranty contained in this Section 5(b)(iii) untrue in any material respect, or adversely affect the right or ability of the Co-General Partner or Assignee to enter into this Agreement or the Amendment or to consummate the transactions contemplated hereby.

(iv)              To their actual knowledge, neither the execution and delivery of this Agreement or the Amendment by the Co-General Partner and Assignee nor the consummation of the transactions hereby contemplated to be performed by such Parties will (A) constitute any violation or breach of or conflict with any document governing either such Party, any order, writ, injunction, decree, statute, rule or regulation, governmental license or permit, to which either the Co-General Partner or Assignee or any of their assets is subject or by which any of them is bound or (B) result in a violation of, conflict with, constitute a default under, or result in the termination, acceleration, amendment or modification of, any contract or instrument to which either the Co-General Partner or Assignee is bound.

(v) Each has been provided a full opportunity to conduct, and has conducted its own investigation of the Partnership and of Interests and is not relying on any representation, promise, or warranty of either Assignor which is not specifically set forth in this Agreement. More specifically, Assignee acknowledges that it has had a full opportunity to review all books and records of the Partnership and has examined, reviewed and inspected all records and matters which, in Assignee's judgment bear upon the Interests and their value; and is acquiring the Interests based solely on Assignee's own determination of their value and without respect to any opinions, representations, information, or projections furnished or made available by either Assignor or anyone on their behalf.

6.                      Covenant of Co-General Partner. The Co-General Partner covenants that it shall obtain prior to or at the Closing all necessary third-party consents, including, but not limited to, from each Lender and Authority, to the transactions contemplated by this Agreement and the Amendment.

The representations and warranties set forth above shall survive the Closing.

7.                                Continuing Obligations of Co-General Partner.

(a) Notwithstanding the withdrawal of Assignor, the Co-General Partner acknowledges that the Co-General Partner shall:

(i)                  file on behalf of the Partnership for the current Fiscal Year a United States Partnership Return of Income and such other tax returns and other documents from time to time as may be required by the federal government or by any state or any subdivision thereof within the time(s) prescribed by law for such filings;

(ii)                deliver to Assignor, within forty-five (45) days after the end of the current Fiscal Year such tax information, including, without limitation, a copy of Schedule K-1, as shall be reasonably necessary for inclusion by Assignor in their federal income tax returns and required state income tax and other tax returns; and

(iii)               deliver to the Withdrawing Partners the 2009 audited financial statement of the Partnership as required pursuant to the terms of Section 7.3 of the Amended Partnership Agreement.

If the Co-General Partner shall fail, for any reason, to prepare and/or deliver to Assignor any of returns or other information required by this Section 7, Assignor shall have the right to cause such returns and other information prepared at the sole cost and expense of the Co-General Partner, plus an administrative fee payable to Assignor in an amount equal to fifteen percent (15%) of the actual out-of-pocket costs incurred by Assignor to have such returns and information prepared. In furtherance of the foregoing, Assignor and their duly authorized representatives shall be given complete access to all of the Partnership's books of account for inspection and copying to the extent necessary for the preparation of such returns and information.

(b) Notwithstanding the withdrawal of Assignor, the Co-General Partner further acknowledges that from and after the Closing Date matters may arise that relate back to events that occurred prior to the Closing Date (for purposes of illustration and not limitation, audits by the IRS). The Co-General Partner agrees that as to such matters (i) the Co-General Partner shall conduct itself in a manner which is consistent with the obligations it had as the Co-General Partner immediately prior to the Closing Date and, accordingly, recognizes all of the corresponding rights of Assignor, as if Assignor had not withdrawn from the Partnership as provided in this Amendment and (ii) that nothing herein shall relieve the Co-General Partner from such pre-existing obligations. For purposes of the foregoing, Without limiting the generality of the provisions of subsection (a), above:

(i)                  The Co-General Partner, as the Tax Matters Partner, shall not, with respect to any matter which could affect Assignor, or either of them, take any of the following action without the prior written consent or approval of Assignor:

(I)                  Extend the statute of limitations for assessing or computing any tax liability against the Partnership (or the amount or character of any Partnership tax items);

(II)                Settle any audit with the IRS concerning the adjustment or readjustment of any partnership item(s) (within the meaning of Section 6231(a)(3) of the Code);

(III)               File a request for an administrative adjustment with the IRS at any time or file a petition for judicial review with respect to any such request;

(IV)             Initiate or settle any judicial review or action concerning the amount or character of any partnership tax item(s) (within the meaning of Section 6231(a)(3) of the Code); or

(V)               Intervene in any action brought by any other Partner for judicial review of a final adjustment.

(ii)                In the event of any Partnership level proceeding instituted by the IRS pursuant to Sections 6221 through 6233 of the Code which could affect Assignor, or either of them, the Tax Matters Partner shall consult with Assignor regarding the nature and content of all action and defense to be taken by the Partnership in response to such proceeding. The Tax Matters Partner also shall consult with Assignor regarding the nature and content of any proceeding pursuant to Sections 6221 through 6233 of the Code instituted by or on behalf of the Partnership (including the decision to institute proceedings, whether administrative or judicial, and whether in response to a previous IRS proceeding against the Partnership or otherwise).

8.          Miscellaneous.

(a) All notices, demands, requests and other communications required pursuant to the provisions of this Agreement ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the third (3rd) business day following the date of mailing addressed as follows:

(i)                     If to Assignor:

c/o National Partnership Investments Corp. 6701 Center Drive, Suite 520

Los Angeles, California 90045

Attention: Peter Stoughton

With a copy to:

Law Offices of Peter H. Alpert, Inc. 601 S. Figueroa Street, Suite 2330 Los Angeles, CA 90017

Attention: Peter H. Alpert

(ii)                 If to the Co-General Partner or Assignee, to the intended recipient at:

1667 East Lincoln Avenue Orange, California 92665Attention: George Chami

With a copy to:

Law Offices of Jerome Janger 138 S. Lasky Drive

Beverly Hills , CA 90212

Attention: Jerry Janger, Esq.

Either Party may designate a change of address by Notice in writing to the other Party. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

(b)                  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

(c)                  This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof. This Agreement may be executed by facsimile signatures or electronic delivery of signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

(d)                  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the State of California.

(e)                Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to, any creditor of Assignor.

(f)                 The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

(g)               All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

(h)               In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys' fees incident to any such proceeding. For purposes of this Agreement, "prevailing party" means the party who receives any type of compensation or consideration regardless of whether any court decision or arbitration was obtained.

(i)                  This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

(j)                  In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any partner in the event of any ambiguity.

(k)                No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Agreement shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

[Signature on following page(s)]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

CO-GENERAL PARTNER:                                 INVESTMENT CONCEPTS, INC., a California corporation

    By:     /s/George Chami
Name: George Chami
Title:   President

ASSIGNEE:                                                          GAC REALTY ADVISORS, LP, a Nevada limited partnership

By:  First Advisors Mortgage Corp., a Nevada corporation,

General Partner

By:  /s/George Chami

Name: George Chami

Title:    President

NATIONAL TAX CREDIT INVESTORS II,

a California limited partnership

ASSIGNOR:                                                         NATIONAL TAX CREDIT, INC. II,

                                                                             a California corporation

                                                                             By:  /s/Derik Hart

                                                                             Name: Derik Hart

                                                                             Title: Senior Vice President

                                                                             By:  National Partnership Investments Corp.,

                                                                                     a California corporation,

                                                                                     General Partner

                                                                                    By:  /s/Derik Hart

                                                                                    Name: Derik Hart

                                                                                    Title: Senior Vice President